Landlord	Nordis Inc.

4401 NW 124th Ave.

Coral Springs, FL 33065

Tenant	CareGuide
4401 NW 124th Ave.
Coral Springs, FL 33065

Date of Execution	February 15, 2007,

Effective Date	February 15, 2007

Lease Summary

The following is a summary of the basic lease provisions with respect to the lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in the Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

Date of Lease Execution	February 15, 2007

Effective Date	February 15, 2007

Landlord (Lessee)	Nordis Inc.

4401 NW 124th Ave

Coral Springs, FL 33065

Tenant (Sub-Lessee)	CareGuide, Inc.
4401 NW 124th Ave.
Coral Springs, FL 33065

Premises	4401 NW 124th Ave
Coral Springs, Florida 33065

(See Exhibit A)

Gross Rentable Area of Building	App. 47,200 sq. ft.

Tenant’s Proportionate Share	7,000 sq. ft.

Permitted Use of Premises	General Office

Lease Summary

Term of Lease	Three (3) years

Commencement Date	February 15, 2007

Expiration Date (initial term)	January 31, 2010

Minimum Rent

	Annual Minimum Rent	Monthly Payment
Lease Year	per Square Foot

1	$27.00	$15,750.00
2	$28.00	$16,333.33

3       $28 or $30 (See paragraph 4.14)

Prepaid Rent	One Month - $15,750.00

Security Deposit	One Month - $15,750.00

Tenant Improvement	N/A

Comprehensive General	To be obtained by Tenant
Liability Insurance

Brokers	None

This Lease (the “Lease”), dated February 15, 2007 is made between Nordis Inc., a Florida Corporation (the “LANDLORD"), and CareGuide, Inc a Delaware__ corporation (the” TENANT”)

ARTICLE 1. TERM

1.1

Term. In consideration of the performance by Tenant of its obligations under this Lease, Landlord leases to Tenant, and Tenant lease from Landlord, for the Term, the “Premises,” which are outlined on the attached floor plan and made a part hereof as Exhibit “A” for three (3) years, commencing February 15, 2007 and ending January 31, 2010 (the “Term”).

The “Term” of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary.

The parties acknowledge that tenant, on the commencement date is in possession of 7,000 feet, and that the rent shall be paid commencing February 15, 2007 in the amount of $15,750.00 per month in accordance with the rental rates set forth on the lease summary.

ARTICLE 2. RENT

2.1	Rent and Rent Commencement Date. The rent commencement date is February 15, 2007, and rent is due on the first day of each month.

2.2

Covenant to Pay. Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant’s regular monthly payments of Minimum Rent, Additional Rent, and other pass through items listed in the Lease Summary shall be payable by Tenant to Landlord within five (5) days following written demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord’s address indicated on the Lease Summary.

2.3

Minimum Rent. Subject to any escalation which may be provided for in this Lease, Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term. Such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due on the date of this Lease. The Minimum Rent described above shall be adjusted at the beginning of the second and third year, as provided in the Lease Summary.

2.4

Operating Costs. This is a Gross Lease and the landlord shall pay all operating costs of the property, included in this are, Taxes, Insurance, Utilities, Office Cleaning, Security, Lawn Maintenance, Pest Control, Property Taxes and Building Maintenance and Repair. The Parties agree that it does not include other general office expenses such as, receptionist, internet, etc., which may be shared between the Parties.

2.5

Rent Past Due. If any payments due from Tenant shall be overdue more than five business (5) days, a late charge of five (5%) percent of the delinquent sum may be charged by the Landlord. If any payment due from Tenant shall remain overdue for more than ten(10) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1.5%) per month (eighteen percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five(5%) percent late charge or any other remedy available to Landlord. In the event that Landlord must institute legal action in the enforcement of its rights under the lease, including eviction proceedings for non-payment of rent, the prevailing party is entitled to the recovery of attorney's fees and costs from the non-prevailing party.

2.6

Security Deposit. Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by Landlord, without any liability for interest thereon, as security for the performance by Tenant of all its obligations under this Lease. If Tenant defaults in any of its obligations under this Lease, Landlord may at its option, apply all or part of the security deposit to compensate Landlord for any loss, damage or expense sustained by Landlord as a result of such default.

ARTICLE 3. USE OF PREMISES

3.1

Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation.

3.2

Signs Except with the prior written consent of Landlord and the appropriate governmental approval and permitting, Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises.

3.3

Utilities This is gross lease which includes electric use. Tenant shall have no right to install any machinery, or other electrical appliances which materially increase the tenant electrical uses other than normal business machines such as copiers, fax machines, computers, printers, and telephones, and servers.

ARTICLE 4. MISCELLANEOUS PROVISIONS

4.1

Transfers by Tenant. Tenant shall not enter into, consent to, or permit any Transfer, as hereinafter defined, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. For purposes of this Lease, “Transfer” means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of Tenant under this Lease or to the Premises are transferred to another.

4.2

Assignment by Landlord. Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof, subject to the terms of this lease, and this Lease or any interest of Landlord in this Lease. To the extent that the purchaser or assignee from Landlord assumes the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and Landlord will thereupon be released from any further liability with respect to the security deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant.

4.3

Maintenance and Repairs by Landlord. Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; (ii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas; and (iii) interior office space. The cost of such maintenance and repairs shall be included in Operating Costs. In the event the landlord materially defaults in any obligation under the provisions of this article, and tenant has provided landlord 30 day written notice to cure such default, and if said default shall be of such a nature that cannot be reasonably cured or remedied within said 30 day period, same shall not be deemed a default if landlord shall have commenced, in good faith, the curing or remedying of such default within such 30 day period and shall thereafter continuously and diligently proceed therewith to completion, and failing to cure such default after applicable notice, tenant shall have the right to terminate this lease

4.4

Personal Property. All personal property placed or moved in the premises above described shall be at the risk of the Tenant or owner thereof, and Landlord shall not be liable for any damage to said personal property, or to the Tenant arising from the bursting or leaking of water pipes, unless due to the gross negligence of Landlords, its agents or employee’s. Also see section 4.9 as to liability issues as to third parties.

4.5

Compliance with Statute. The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and

Bureaus applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances, in, upon or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the applicable fire prevention codes for the prevention of fires at its own cost and expense. Landlord warrants that the premises and building are currently in compliance with all applicable rules, regulations, laws and ordinances.

4.6

Forfeiture of Lease. The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter, reasonably made by the Landlord, are the conditions upon which the Lease is made and accepted and any failure, after ten (10) days written notice on the part of the Tenant to comply with the terms of said Lease, or any of said rules and regulations now in existence, or which may be hereafter reasonably prescribed by the Landlord, shall at the option of the Landlord, work a forfeiture of this contract, and all of the rights of the Tenant hereunder.

4.7

Cost of Collection/Fees. Tenant agrees to pay the cost of collection and fees on any part of said rental that may be collected by suit or by attorney, after the same is past due. In the event of any litigation, to enforce the terms and covenants of this lease, by either party, the prevailing party shall be entitled to reimbursement of all reasonable attorney fees, and court costs, including fees and cost thru appellate review.

4.8

Acceptance of Premises. Tenant hereby accepts the premises in the condition they are in at the beginning of this Lease and agrees to maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this Agreement, and to make good to said Landlord immediately upon demand, any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of Tenant, or of any person or persons in the employ or under the control of the Tenant. Tenant shall maintain general liability insurance in a sum not less than $500,000. The foregoing obligations as set forth in this section 4.8 shall not apply to any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of the building, if such is not caused by the Tenant or of any person or persons in the employ or under the control of the Tenant.

4.9

Damages Caused by Third Parties. It is expressly agreed and understood by and between the parties to this Agreement, that the landlord shall not be liable for any damage of any type, to person or property, including but not limited too, injury by water, by bursting or leaking pipe, by reason of the breakage, leakage or obstruction of the water, sewer or soil pipes, or other leakage in or about the building or otherwise, which may be sustained by the tenant or other person or for any other damage or injury resulting from the carelessness, negligence or any improper conduct ”whether intentional or unintentional” on the part of any other third party, whether tenants, agents, subcontractors or otherwise.

4.10	Time is of the Essence. It is understood and agreed between the parties hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

4.11

Notices. It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Tenant, with a copy to 4401 N.W. 124 Ave, Coral Springs, FL 33065, ATTN: Chris Paterson, President & CEO_, and written notice mailed or delivered to the office of the Landlord shall constitute sufficient notice to the Landlord, to comply with the terms of this contract.

4.12

Landlord’s Rights. The rights of the Landlord under the foregoing shall be cumulative, and failure on the part of the Landlord to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

4.13

Option to Terminate Lease. The Tenant shall have the right to terminate the Lease by providing written notice to the Landlord at least ninety (90) days prior to the first or second anniversary date of the lease. In the event that the Tenant elects to terminate the Lease at the end of the first year, both the prepaid rent and the security deposit shall be forfeited ($31,500.00). In the event that the Tenant elects to terminate the Lease at the end of the second year, the prepaid rent shall be applied to the last month’s rent, and the security deposit shall be forfeited. If the tenant does not exercise either termination option, the security deposit shall be adjusted to represent the current equivalent of one month’s rent, and the balance of the prepaid rent shall be credited against the rent for the 24th month of the lease.

4.14

Renewal Option Rate(s). If prior to the first anniversary date of the lease, the Tenant elects in writing to waive its option rights as set forth in paragraph 4.13 above, then in that event, Landlord and Tenant agree that the rental rate for year three (3) of the lease shall be $28.00 per square ft. Otherwise, the rental rate for year three (3) of the lease shall be $30.00 per square foot.

Furthermore, the Tenant shall have the right to lease an additional 3,000 square feet of space on the second floor of the subject building premises, specifically for space as set forth in Exhibit "B". If Tenant exercises this option in writing ninety (90) days prior to the end of the first anniversary date of the lease, the lease shall be considered renewed throughout the three (3) year lease period, and paragraph 4.13 is waived. The rental rate shall be at the rate of $28.00 per square foot for years two (2) and three (3), and the

Tenant shall be leasing a total of 10,000 square feet. If this option is exercised within ninety (90) days prior to the second anniversary date of the lease, the lease is automatically extended to a five (5) year term with three (3%) per cent rent escalations for years four (4) and five (5).

If the Tenant does exercise the option to take the additional 3,000 square feet of space on the second floor as set forth in Exhibit B, then the Landlord shall be provided a reasonable period of time, not to exceed nine (9) months, to deliver possession of the space as set forth in Exhibit B as the Landlord will be required to relocate its business from said space.

.

Executed as of the day and year first above written

WITNESSES:	Landlord:

NORDIS, INC.

/s/Shelliy Dolan	/s/Ronald Selinger

Print Name: Shelly Dolan	Name: Ronald Selinger

Title: President

/s/Ira Turetsky	Date: February 15, 2007

Print Name: Ira Turetsky

Tenant:

CareGuide, Inc.

/s/Marianna Acevedo	/s/Chris Paterson

Print Name: Marianna Acevedo	Name: Chris Paterson

Title: CEO

/s/Rex Dendinger	Date: February 15, 2007

Print Name: Rex Dendinger